EXHIBIT 10.2

EXECUTION COPY

OMNIBUS FIRST AMENDMENT TO
RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT AND
ADMINISTRATIVE AGENT FEE LETTER
THIS OMNIBUS FIRST AMENDMENT TO RECEIVABLES PURCHASE AND ADMINISTRATION AGREEMENT AND ADMINISTRATIVE AGENT FEE LETTER , dated as of March 18, 2016 (this “Amendment”), is by and among T-MOBILE HANDSET FUNDING LLC (the “Transferor”), as transferor, T-MOBILE FINANCIAL LLC (“Finco”), individually and as servicer, T-MOBILE US, INC., as guarantor, ROYAL BANK OF CANADA, as Administrative Agent (the “Administrative Agent”), and the various Funding Agents party to the RPAA referenced below.
RECITALS:
WHEREAS, the parties hereto have entered into the Receivables Purchase and Administration Agreement, dated as of November 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “RPAA”);
WHEREAS, the Transferor, Finco and the Administrative Agent have entered into the Administrative Agent Fee Letter, dated as of November 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “Administrative Agent Fee Letter”); and
WHEREAS, the parties hereto wish to amend the RPAA and Administrative Agent Fee Letter as set forth in this Amendment.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:
ARTICLE ONE
DEFINITIONS
SECTION 1.01    Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the RPAA.
ARTICLE TWO
AMENDMENTS
SECTION 2.01    Amendments to the RPAA.
(a)    The following new defined terms are hereby added to Section 1.1 of the RPAA in the correct alphabetical order:

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“Change of Responsibility Receivable” shall mean a Transferred Receivable where, in accordance with the Credit and Collection Policies, the related Obligor requests that the responsibility for payment obligations under the related Credit Agreement be transferred to a new transferee Obligor (which new Obligor may have a different credit profile than the transferring Obligor and will be evaluated by the Servicer at such time in accordance with the Credit and Collection Policies), and such change in responsibility request is accepted by Finco or any of its Affiliates without payment in full of all amounts owing under the related Credit Agreement.
“Outage Amount” shall have the meaning specified in Section 2.8(g).
“Outage Day” shall mean a day upon which the Servicer is unable to determine and process Collections of Transferred Receivables received within two (2) Business Days of the Date of Processing of such Collections; provided, however, that the Servicer’s negligence or intentional disruption or omission relating to the processing of Collections shall not result in an Outage Day, unless such act or omission was in connection with regular systems updates or routine maintenance to the Servicer’s computer systems.
“Primary Servicing Duties” shall mean (a) establishment, maintenance and updates of collection practices under the Credit and Collection Policies, (b) recordation, reconciliation and processing of Collections on the Servicer’s computer systems, (c) establishment and maintenance of, (i) Servicer accounts for receipt of Collections and (ii) the Collection Account, (d) performing any calculations required to be performed by the Servicer under the Agreement, (e) preparing any reports required to be prepared by the Servicer under the Agreement, (f) applying Collections under Section 2.8 and (g) any other servicing obligations determined by the Administrative Agent in its reasonable discretion to be primary servicing obligations, as notified in writing by the Administrative Agent to the Servicer.
(b)    In the defined term “Monthly Non-Use Fee” in Section 1.1 of the RPAA, the reference to “(iii) a fraction, the numerator of which is one (1) and the denominator of which is 12” is hereby deleted and replaced with the following:
(iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.
(c)    The defined term “Date of Processing” in Section 1.1 of the RPAA is hereby deleted in its entirety and replaced with the following:
“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer systems, which recording or processing shall not be delayed as a result of negligence or intentional delay on the part of the Servicer, unless such delay was in connection with regular systems updates or routine maintenance to the Servicer’s computer systems.

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(d)    The defined term “Owners” in Section 1.1 of the RPAA is hereby deleted in its entirety and replaced with the following:
“Owners” shall mean the Conduit Purchasers (if any), the Committed Purchasers, the Conduit Support Providers and any of their assignees of all or any portion of the Transferred Assets permitted under this Agreement (which shall not include any Participant).
(e)    The defined term “Permitted Transferee” in Section 1.1 of the RPAA is hereby deleted in its entirety and replaced with the following:
“Permitted Transferee” shall mean for all Ownership Groups, each initial Owner, each Funding Agent (in its individual capacity), the Administrative Agent (in its individual capacity), any asset-backed commercial paper conduit whose Commercial Paper is rated A-1 or higher by S&P and P-1 by Moody’s that is administered by the Administrative Agent, a Funding Agent or any Affiliate thereof, any Support Party, and any other Person (other than a TMUS Competitor) who has been consented to as a potential Participant or assignee by the Transferor (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that after (a) an Amortization Event occurs and is continuing, a “Permitted Transferee” shall mean any Person other than a TMUS Competitor, and the consent of the Transferor shall not be required for any transferee other than a TMUS Competitor, and (b) a Termination Event occurs and is continuing, a “Permitted Transferee” shall mean any Person, including a TMUS Competitor, and the consent of the Transferor shall not be required for any transferee.
(f)    The defined term “Servicing Officer” in Section 1.1 of the RPAA is hereby deleted in its entirety and replaced with the following:
“Servicing Officer” means any officer of the Servicer or any designee of any officer of the Servicer that has been approved in writing by the Administrative Agent who, in each case, is involved in, or responsible for, the administration and servicing of Receivables.
(g)    The defined term “Total Distribution Amount” in Section 1.1 of the RPAA is hereby deleted in its entirety and replaced with the following:
“Total Distribution Amount” shall mean, for each Payment Date, the sum of (i) the aggregate Collections in respect of Transferred Receivables deposited in the Collection Account and not previously applied, (ii) all payments received by the Transferor under the Eligible Interest Rate Caps on (or with respect to) such Payment Date, and (iii) any interest received in connection with funds on deposit in the Collection Account and not previously applied. For purposes of clarification, such Collections for the period (x) from the Initial Cut-off Date to the Closing Date with respect to the Initial Receivables, and (y) from and after each Addition Date for each Additional Receivable, shall be included in the Total Distribution Amount for the immediately succeeding Payment Date. For the avoidance of doubt, the parties hereto acknowledge and agree that

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clause (ii) of the defined term “Total Distribution Amount” does not include collateral (if any) posted by a Cap Counterparty pursuant to the terms of an Eligible Interest Rate Cap.
(h)    Section 2.8(a) of the RPAA is hereby deleted in its entirety and replaced with the following:
(a) The Servicer shall, no later than two (2) Business Days following the Date of Processing of Collections of Transferred Receivables by the Servicer (subject to the provisions of Section 2.8(g) in the event of any Outage Day), apply such Collections in the following order of priority:
(i)    If the Amortization Date has not occurred:
(A)    first, to deposit such Collections into the Collection Account until such time as the amount on deposit is equal to the distributions anticipated by the Servicer to be required to make the payments contemplated by Section 2.8(d)(i)-(iv) and (vi) on the following Payment Date;
(B)    second, to the extent any Additional Receivables are sold on such day, to pay on behalf of the Administrative Agent to the Transferor a Cash Purchase Price for each Additional Receivable in an amount equal to the applicable Receivable Balance for each such Transferred Receivable (which amounts shall be aggregated and paid to the Transferor in a single payment on each such date); provided, that following any such sale of Additional Receivables and remittance of the related Cash Purchase Price(s) pursuant to this Section 2.8(a)(i)(B), no Asset Base Deficiency shall exist; and
(C)    finally, to deposit any remaining Collections in the Collection Account for application on the next succeeding Payment Date; and
(ii)    if the Amortization Date has occurred, to deposit such Collections in the Collection Account.
(i)    In Section 2.8(c) of the RPAA, the first three sentences are hereby deleted in their entirety and replaced with the following:
Each Owner’s Net Investment shall accrue yield for each Accrual Period at a rate per annum equal to the Yield Rate applicable to such Owner. On or prior to the fourth (4th) Combined Business Day preceding the last day of each Accrual Period, each Funding Agent will provide to the Servicer and the Transferor an invoice showing the amount of yield (“Yield”) due for such Accrual Period (including a good faith estimate for the remaining days in such Accrual Period), which shall be an amount for each Owner during each day during such Accrual Period equal to the product of (i) the Yield Rate for such Ownership Group on such day, (ii) the aggregate Net Investment of the related Ownership Group on such day and (iii) 1/360. If any such invoice contains an estimate that does not equal the actual Yield due for the related Accrual Period, (1) the invoice

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delivered by the applicable Funding Agent to the Servicer and the Transferor for the immediately following Accrual Period shall include, as applicable, the amount by which (A) the Yield shown in the current invoice exceeds the estimated Yield shown in the immediately prior month’s invoice (a “Yield Shortfall”) or (B) the Yield shown in the current invoice is less than the Yield shown in the immediately prior month’s invoice (a “Yield Overage”), and (2) the amount of such Yield Shortfall shall be added to, or the amount such Yield Overage shall be deducted from, the Yield payable to the applicable Funding Agent on the following Payment Date.
(j)    The following subsection is hereby added to the RPAA as new Section 2.8(g):
(g)    To the extent an Outage Day shall have occurred and is continuing, the Servicer shall (i) notify the Administrative Agent (which notification may be delivered via email) of the occurrence of each such Outage Day, and (ii) assume that Collections were received in an amount equal to the prior four-week average daily Collections of Transferred Receivables received on the same day of the week (that were not Outage Days) that the related Date of Processing for the Outage Day should have occurred (each such amount, the “Outage Amount”) and shall make a servicing advance of such amount and treat it as Collections in accordance with the requirements of Section 2.8(a)(i). By way of illustration and for the avoidance of doubt, if the Date of Processing for an Outage Day would have been a Monday, the four-week average referenced in the immediately preceding sentence shall mean the average of the amount of Collections received on the four immediately preceding Mondays that were not Outage Days. Upon determination of the actual amount of Collections received on an Outage Day, (1) the Servicer will reimburse itself for the servicing advance made on such Outage Day from Collections received on such Outage Day or subsequent Business Days, up to the amount actually advanced, (2) to the extent the actual amount of Collections received on the Outage Day is greater than the Outage Amount for such Outage Day, the Servicer will increase the amount of Collections applied in accordance with Section 2.8(a)(i) on the next Business Day by the amount of such excess, and (3) to the extent the actual amount of Collections received on the Outage Day is less than the Outage Amount for such Outage Day, the Servicer shall reduce the amount of Collections applied in accordance with Section 2.8(a)(i) on the next Business Day by the amount of such deficiency. The provisions of this Section 2.8(g) shall apply to each Outage Day, not to exceed thirty (30) consecutive Outage Days. Following thirty (30) consecutive Outage Days, the estimates, Servicer advances and reconciliations provided in this Section 2.8(g) shall not apply and the Servicer shall be required to deposit Collections pursuant to Section 2.8(a) (without giving effect to this Section 2.8(g)).
(k)    In Section 2.9 of the RPAA, the reference to “All computations of interest hereunder shall be made on the basis of a 360-day year consisting of twelve 30-day months.” is hereby deleted and replaced with the following:
All computations of interest hereunder shall be made on a monthly basis based on the actual number of days in any given month assuming a 360-day year.

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(l)    Section 2.15 of the RPAA is hereby renamed “Jump Contracts; Lease Contracts; Credit Agreement Responsibility Transfers”.
(m)    The following subsection is hereby added to the RPAA as new Section 2.15(d):
(d)    Credit Agreement Responsibility Transfers.
(i)     Subject to clause (iii) below, in the event that a Transferred Receivable becomes a Change of Responsibility Receivable, and as a result of such event an Asset Base Deficiency would occur if one of the actions described in clauses (A) or (B) below is not taken, the Transferor shall, no later than the next date on which a Monthly Report is deliverable in accordance with this Agreement, either (A) replace such Change of Responsibility Receivable with one or more Replacement Receivables having aggregate Receivable Matrix Amounts equal to or greater than the remaining Receivable Matrix Amount of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable or (B) repurchase the related Change of Responsibility Receivable in an amount equal to the Receivable Matrix Amount of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable, and deposit such funds in the Collection Account, to be treated as Collections. The Transferor shall cause any such Replacement Receivable to be transferred to the Administrative Agent (for the benefit of the Owners), and such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to such Replacement Receivable as if it had been sold under Article II herein without further action from any party hereto. Following this deposit of cash or transfer of a Replacement Receivable (in accordance with clauses (A) or (B) above), the Administrative Agent, Funding Agents and Owners shall no longer have any interest in or right to the Change of Responsibility Receivable. The Replacement Receivable will be an Additional Receivable foor purposes of this Agreement.
(ii)     Subject to clause (iii) below, in the event that an Asset Base Deficiency would not occur as a result of a Transferred Receivable becoming a Change of Responsibility Receivable, the Transferor shall have the option (but not obligation) to either replace or repurchase, as applicable, the Change of Responsibility Receivable under the same terms and conditions set forth in clause (i) above.
(iii)    For purposes of this Section 2.15(d), the Transferor shall be prohibited from repurchasing or replacing Change of Responsibility Receivables pursuant to clauses (i) and (ii) above if at the time of such repurchase or replacement, as applicable, and after giving effect thereto, the aggregate Receivables Balances immediately prior to the repurchase or replacement, as applicable, for all repurchased and replaced Change of Responsibility Receivables

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during the past twelve (12) months would exceed 10.00% of the Aggregate Receivable Balance. In the event that such prohibition applies, Finco will no longer consent to (or permit its Affiliates to consent to) any Transferred Receivable becoming a Change of Responsibility Receivable.
(n)    The references to “Section 2.15(c)” in each of the following sections of the RPAA are hereby deleted and replaced with “Section 2.15(c) or Section 2.15(d)”: Section 2.14(a) of the RPAA and Section 2.14(b) of the RPAA. The references to “Section 2.15(c)” in each of the following definitions set forth in Section 1.1 of the RPAA are hereby deleted and replaced with “Section 2.15(c) or Section 2.15(d)”: “Collections”, “Recoveries”, “Replacement Receivable” and “Repurchased Receivable”.
(o)    In Section 3.7(n)(ix) of the RPAA, the reference to “and a telephone number” is hereby deleted in its entirety.
(p)    In Section 3.7(s) of the RPAA, the reference to “April 30” is hereby deleted and replaced with “July 31.”
(q)    In Section 6.5(a) of the RPAA, the fifth, sixth and seventh sentences are hereby deleted in their entirety and replaced with the following:
The Servicer may delegate and/or assign its servicing duties hereunder to an Affiliate of the Servicer for the servicing, administration or collection of the Transferred Receivables. Any such delegation or assignment shall not affect the Servicer’s liability for performance of its duties and obligations pursuant to the terms hereof. The Servicer may delegate its servicing duties hereunder to any Person for the servicing, administration or collection of the Transferred Receivables except for its Primary Servicing Duties. Any such delegation shall not affect the Servicer’s liability for performance of its duties and obligations pursuant to the terms hereof. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Transferred Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Transferred Receivable, the Administrative Agent shall (at its option), at the Servicer’s expense either (i) take steps to enforce such Transferred Receivable, including bringing suit in any of their names or the name of the Owners or (ii) take such steps as are necessary to enable the Servicer to enforce such Transferred Receivable.
(r)    In Section 6.14(a) of the RPAA, the following sentence is inserted at the end of such Section:
Notwithstanding the foregoing, the parties hereto agree that the first Officer’s Certificate to be delivered with respect to the period from the Closing Date to and including December 31, 2015 shall be delivered on or prior to July 31, 2016.
(s)    In Section 9.7(a) of the RPAA, the first sentence is hereby deleted in its entirety and replaced with the following:

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Each Funding Agent, each of the Conduit Purchasers and the Committed Purchasers and their respective assignees may assign without any prior written consent, in whole or in part, its interest in the Transferred Assets and rights and obligations hereunder to any Permitted Transferee.
(t)    In Annex A of the RPAA, clause (a) of the definition of “Excess Concentrations” is hereby deleted in its entirety, and clauses (b) through (d) are hereby re-ordered in alphabetical order.
(u)    In Annex A of the RPPA, the definitions of “Obligor Credit Class” and “Obligor Tenure” are hereby deleted in their entirety and replaced with the following:
“Obligor Credit Class” means the credit class (A, B, C, Sub) associated with the Obligor as assigned at the inception of the Credit Agreement or at the time, if any, the related Receivable becomes a Change of Responsibility Receivable through the Credit and Collection Policies, as applicable.
“Obligor Tenure” means the category (0, 1, 2, 3, 4, 5) of the tenure of the Obligor’s relationship with TMUS at the inception of the Credit Agreement or at the time, if any, the related Receivable becomes a Change of Responsibility Receivable.
(v)    The last bullet under “Scope of Services” in Annex B to the RPAA (Agreed-Upon Procedures) is hereby deleted in its entirety and replaced with the following bullets:
•Review whether Jump Contracts, Conversion to Lease Receivables and Change of Responsibility Receivables are being replenished (cash or replacement) in accordance with Section 2.15(a), Section 2.15(c) and Section 2.15(d) of the Agreement, as applicable.
•Review whether the Asset Base Deficiency test calculation is being properly completed in connection with reinvestments in Additional Receivables pursuant to Section 2.8(a)(i)(B).
•In connection with any Outage Day and the related Outage Amount, review whether the Servicer’s estimates of Collections and the corresponding reconciliations of such estimates (when each such Outage Day is no longer continuing) are being properly calculated and reconciled.
SECTION 2.02.    Amendment to the Administrative Agent Fee Letter. Section I(1) of the Administrative Agent Fee Letter is hereby deleted in its entirety and replaced with the following:
(a) With respect to the Payment Dates from the Closing Date to and including the April 2016 Payment Date, the Transferor agrees to pay (or has paid) a non-refundable

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administrative fee in an amount equal to the product of (i) 1/12 and (ii) $24,000, payable monthly in arrears on each Payment Date from the Closing Date to and including the April 2016 Payment Date, pursuant to Section 2.8(d) of the Agreement, and (b) with respect to the Payment Dates occurring after the April 2016 Payment Date, the Transferor agrees to pay a non-refundable administrative fee in an amount equal to the product of (i)1/4 and (ii) $24,000, payable quarterly in arrears on the January Payment Date, the April Payment Date, the July Payment Date and the October Payment Date of each calendar quarter during each calendar year (commencing with the first quarterly payment to be made on the July 2016 Payment Date) during the term of this Agreement, pursuant to Section 2.8(d) of the Agreement; provided, however, that following the occurrence of an Amortization Event, Termination Event or Servicer Default, the administrative fee shall be an amount equal to the product of (i) 1/12 and (ii) $300,000, payable monthly in arrears on each Payment Date during the term of the Agreement, pursuant to Section 2.8(d) of the Agreement.
ARTICLE THREE
EFFECTIVENESS; RATIFICATION
SECTION 3.01    Effectiveness. This Amendment shall become effective, and this Amendment thereafter shall be binding on the parties hereto and their respective successors and assigns, as of the date first set forth above when (i) counterparts hereof shall have been executed and delivered by the parties hereto and (ii) counsel to the Transferor and Finco shall have delivered to the Administrative Agent and each Funding Agent an opinion of counsel, dated as of the date hereof, with respect to true sale matters, reasonably satisfactory in form and substance to the Administrative Agent and its counsel; provided, however, that the amendments to the RPAA set forth in Section 2.01(b) and Section 2.01(k) hereof shall become effective on March 21, 2016.
SECTION 3.02    Incorporation; Ratification.
(a)    On and after the execution and delivery hereof, this Amendment shall be a part of the RPAA and each reference in the RPAA to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the RPAA shall mean and be a reference to such RPAA as previously amended, and as amended, modified and consented to hereby.
(b)    On and after the execution and delivery hereof, this Amendment shall be a part of the Administrative Agent Fee Letter and each reference in the Administrative Agent Fee Letter to “this letter” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Administrative Agent Fee Letter shall mean and be a reference to such Administrative Agent Fee Letter as previously amended, and as amended, modified and consented to hereby.
(b)    Except as expressly provided herein, the RPAA and the Administrative Agent Fee Letter, as applicable, shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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ARTICLE FOUR
MISCELLANEOUS
SECTION 4.01    Representations and Warranties. The Transferor hereby represents and warrants to the Administrative Agent and the Owners that its representations and warranties set forth in Section 3.1 of the RPAA are true and correct in all material respects as of the date hereof. Finco hereby represents and warrants to the Administrative Agent and the Owners that its representations and warranties set forth in Section 3.1 and Section 3.3 of the RPAA are true and correct in all material respects as of the date hereof.
SECTION 4.02    No Other Amendments; Status of RPAA and Related Documents. The amendments set forth herein are limited as specified and shall not be construed as an amendment to any other term or provision of the RPAA and the Administrative Agent Fee Letter, as applicable. Nothing herein shall obligate the Administrative Agent, any Conduit Purchaser, Committed Purchaser or Funding Agent to grant (or consent to) any future amendment or waiver of any kind under or in connection with the RPAA or the Administrative Agent Fee Letter, as applicable, or entitle the Transferor to receive any such amendment or waiver under the RPAA or the Administrative Agent Fee Letter, as applicable. Except as otherwise expressly provided herein, this Amendment shall not constitute a waiver of any right, power or remedy of the Owners, the Funding Agents or the Administrative Agent set forth in the RPPA and Related Documents, and except as expressly provided herein, this Amendment shall have no effect on any term or condition of the RPAA or Related Documents.
SECTION 4.03    Governing Law; Submission to Jurisdiction. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.
SECTION 4.04    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.
[signatures on following page]

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IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

T-MOBILE HANDSET FUNDING LLC,
as Transferor

By:	/s/ Dirk Wehrse
Name:	Dirk Wehrse
Title:	Senior Vice President, Treasury &
Treasurer

T-MOBILE FINANCIAL LLC,
in its individual capacity and as Servicer

By:	/s/ Dirk Wehrse
Name:	Dirk Wehrse
Title:	Assistant Treasurer

T-MOBILE US, INC.,
as Guarantor

By:	/s/ Dirk Wehrse
Name:	Dirk Wehrse
Title:	Senior Vice President, Treasury &
Treasurer

[Signature Page to First Amendment to RPAA and Administrative Agent Fee Letter]
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ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Thomas Dean
Name:	Thomas C. Dean
Title:	Authorized Signatory

ROYAL BANK OF CANADA,
as a Funding Agent

By:	/s/ Thomas Dean
Name:	Thomas C. Dean
Title:	Authorized Signatory

[Signature Page to First Amendment to RPAA and Administrative Agent Fee Letter]
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LANDESBANK HESSEN-THÜRINGEN
GIROZENTRALE,
as a Funding Agent

By:	/s/ Bjoern Mollner
Name:	Bjoern Mollner
Title:	VP

By:	/s/ Bjoern Mollner
Name:	Stephan Paesler
Title:	SVP

[Signature Page to First Amendment to RPAA and Administrative Agent Fee Letter]
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